UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

LIQUIDMETAL TECHNOLOGIES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-31332	33-0264467
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

30452 Esperanza

Rancho Santa Margarita, California 92688

(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (949) 635-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LIQUIDMETAL TECHNOLOGIES, INC.

FORM 8-K

Item 1.01.  Entry into a Material Definitive Agreement.

Item 2.03.  Creation of a Direct Financial Obligation.

On May 28, 2010, Liquidmetal Technologies, Inc., a Delaware Corporation (“Liquidmetal” or the “Company”), issued a Subordinated Promissory Note (“Subordinated Note”) to Norden, LLC (“Norden”) in the principal amount of Two Million Dollars ($2,000,000) which bears simple interest at 13% per annum.  The Subordinated Note was issued in consideration of a Two Million Dollar ($2,000,000) subordinated loan made by Norden to the Company.  The outstanding principal amount and accrued interest under the Subordinated Note shall be due on the date earlier of i) January 3, 2011 or ii) the date on which all outstanding amounts are due under the Company’s 8% Senior Secured Convertible Notes due on January 3, 2011 (the “Senior Notes”).  Following the due date, the balance of the unpaid principal and interest shall bear simple interest at 15% per annum.

The Subordinated Note may be repaid in whole or in part at any time without penalty or premium, but is subordinate in right of payment to the Senior Notes and may not be paid until after the Senior Notes are paid in full.  Liquidmetal may, in its sole discretion, elect to pay all or any portion of the outstanding principal or accrued interest in cash or Company’s common stock or any combination thereof, provided that the Company elects to repay the Subordinated Note in shares common stock, such shares be valued at an amount equal to the lower of $0.26 per share or the average market price per share for the 10 previous trading days immediately prior to the date the payment is made.  As a condition for Norden extending the foregoing loan, Carlyle Liquid Holdings, LLC, a current stockholder of the Company, granted to Norden a warrant to purchase up to 7,700,000 shares of the Company’s common stock at a price equal to $0.26 per share, which warrant is exercisable for a period of 90-days beginning on the date in which the Company repays the Subordinated Note in cash (if it repays in cash).

Item 9.01.  Financial Statements and Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

LIQUIDMETAL TECHNOLOGIES, INC.

	By:	/s/ Larry Buffington
Larry Buffington,
President and Chief Executive Officer
Date: June 8, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Subscription Agreement, dated May 28, 2010, between Norden, LLC and Liquidmetal Technologies, Inc.

10.2	Subordinated Promissory Note, dated May 28, 2010, issued by Liquidmetal Technologies, Inc. to Norden, LLC in the original principal amount of $2.0 million.